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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 3, 2007


                             DOMINION MINERALS CORP.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                  000-52696                    22-3091075
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)             File Number)                Identification #)


                 410 Park Avenue, 15th Floor, New York, NY 10022
                     (Address of Principal Executive Office)


                                 (212) 231-8171
              (Registrant's telephone number, including area code)


                                       N/A
              (Former name, former address and former fiscal year,
                          if changed since last report)


[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (d) On December 3, 2007, the Board of Directors of Dominion Minerals Corp., a Delaware corporation (the "Company"), appointed Mr. Grant Ewing as a Director until the next annual meeting of stockholders. Mr. Ewing's mining career spans over 20 years. He has been the Chief Executive Officer of Staccato Gold Resources Ltd. since November 2007. During 2007, he served as President and Chief Operating Officer of Linear Metals Corporation. From 1998 to 2007, Mr. Ewing served as Executive Vice President of Corporate Development and Investor Tahera Diamond Corporation from 2003 to 2007 and as Vice President- Investor Relations and Corporate Development and Corporate Secretary from 1998 to 2002.

     The Company presently has no committees of the Board of Directors. The Company and Mr. Ewing are presently negotiating Mr. Ewing's directors compensation, which will include a grant of options and an annual stipend, as well as a directors fees and reimbursement of expenses for attending Board meetings.

Item 9.01.  Financial Statements and Exhibits.

     (d) Exhibits.

         Exhibit Number       Description
         --------------       -----------

              99.1 Press release of the Company dated December 3, 2007, titled "Dominion Minerals Corp. Announces Appointment to the Board of Directors."



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DOMINION MINERALS CORP.



                                    By: /s/  DIEGO E. ROCA
                                        --------------------------------------
                                        Diego E. Roca, Chief Financial Officer




December 6, 2007







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                                  EXHIBIT INDEX



Exhibit Number      Description
--------------      -----------

      99.1 Press release of the Company dated December 3, 2007, titled "Dominion Minerals Corp. Announces Appointment to the Board of Directors."